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                                                              EXHIBIT 99.4
                           NATIONAL MERCANTILE BANCORP

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

          The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Preferred Stock, $10.00 stated value ("Preferred Stock"), of National Mercantile Bancorp (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus dated _________________, 1997 (the "Prospectus"), hereby certifies to the Company and to U.S. Stock Transfer Corporation, as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Preferred Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line:


          Number of Rights Exercised           Number of Shares Subscribed for
              Pursuant to Basic                         Pursuant to
              -----------------                         -----------
            Subscription Privilege               Oversubscription Privilege
            ----------------------               --------------------------
1.
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2.
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3.
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4.
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5.
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6.
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7.
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8.
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9.
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10
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                              Provide the following information, if applicable


----------------------------------
      Name of Nominee Holder
                                         ---------------------------------------
                                              Depository Trust Company ("DTC")
                                                     Participant Number
By:________________________________
         Name:
         Title:

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Dated:_________________________, 19__              DTC Basic Subscription
                                                   Confirmation Number(s)

                                       1